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                                Exhibit 23 (b)

                  Consent of Thompson, Greenspon & Co., P.C.


The Board of Directors
Southern Financial Bancorp, Inc.

We consent to the inclusion in the Form 10-K Annual Report of Southern Financial Bancorp, Inc. of our report dated January 29, 1999 relating to the balance sheet of The Horizon Bank of Virginia as of December 31, 1998, and the related statements of operations, other comprehensive income, changes in stockholders' equity, and cash flows for the year then ended.

Thompson, Greenspon & Co., P.C.
Fairfax, Virginia
March 20, 2001

                         Independent Auditors' Report


The Board of Directors and Stockholders
The Horizon Bank of Virginia
Merrifield, Virginia

We have audited the accompanying balance sheets of The Horizon Bank of Virginia as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, an all material respects, the financial position of The Horizon Bank of Virginia as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended in conformity with generally accepted accounting principles.

Thompson, Greenspon & Co., P.C.
Fairfax, Virginia
January 29, 1999